Exhibit 99.2

Private and Confidential

LEGAL OPINION

To:

Nano Labs Ltd

Genesis Building, 5th Floor, Genesis Close,

PO Box 446, Cayman Islands, KY1-1106

June 10, 2022

Dear Sirs:

1.

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof (the “PRC Laws”). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.

We act as the PRC counsel to Nano Labs Ltd (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), each representing a certain number of Class A ordinary shares, par value US$ 0.0001 per share of the Company, in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and (ii) the Company’s proposed listing of the ADSs on the Nasdaq Global Market ((i) and (ii) above collectively, the “Transactions”).

3.

In rendering this Opinion we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by Governmental Authorities in the PRC and officers of the Company, and/or the PRC Subsidiaries and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion. Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant Governmental Authorities of the PRC and the appropriate representatives of the Company and/or the PRC Subsidiaries with the proper powers and functions, and we have qualified our opinion as “to our best knowledge after due and reasonable inquiries,” as to such factual matters without further independent investigation.

In examining the Documents and for the purpose of giving this Opinion, we have assumed that:

(a)	each and all of factual representations, warranties and statements of the Company and the PRC Subsidiaries contained in the Documents are true, accurate and complete as of the date of this Opinion;

(b)

the genuineness of all the signatures, seals and chops and the authenticity of the Documents submitted to us as originals, and the conformity with authentic original documents submitted to us as copies;

(c)	the truthfulness, accuracy, completeness and fairness of all corporate minutes and resolutions of or in connection with the PRC Subsidiaries as they were presented to us;

(d)	the truthfulness, accuracy, completeness and fairness of all factual statements in the Documents and all other factual information provided to us by each of the Company and the PRC Subsidiaries;

(e)	the truthfulness, accuracy and completeness of the factual statements made by the Company and the PRC Subsidiaries in response to our inquiries for the purposes of this Opinion;

(f)	the Documents which have been presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented, except as noted therein;

(g)

all parties thereto, other than the PRC Subsidiaries, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder;

(h)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws; and

(i)

all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the Transactions have been obtained or made.

4.	The following terms as used in this Opinion are defined as follows:

“CSRC” means the China Securities Regulatory Commission (中国证券监督管理委员会);

“Governmental Authorities”/“Governmental Authority” means any national, provincial or local court, governmental agency or body, stock exchange authorities or any other regulator in the PRC;

“M&A Rules” means the “Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” (《关于外国投资者并购境内企业的规定 》) promulgated jointly by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and were amended on June 22, 2009;

“PRC Laws” means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof;

“PRC Subsidiaries” means, collectively, the entities listed in SCHEDULE I hereto;

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement

“US$” means the lawful currency of the United States;

“RMB” means the lawful currency of the PRC.

5.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)

The ownership structure of the PRC Subsidiaries as set forth in the Prospectus does, and immediately after giving effect to the Offering, will comply with all existing PRC Laws; and such description is true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects.

(2)

We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic enterprises and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of the PRC Laws, the approval from the CSRC is not required in the context of the Offering and the Company’s proposed listing and trading of the ADSs on the Nasdaq Global Market, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether Offering and the Transaction are subject to the M&A Rules; and (ii) the PRC Subsidiaries which are wholly foreign-owned enterprises were incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Relating to the ADSs and this Offering — The approval of the CSRC, the CAC and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(4)

We hereby confirm that the statements set forth under the caption “Taxation-PRC Taxation” in the Registration Statement insofar as they constitute statements of PRC Laws in relation to tax, are true and accurate in all material respects, constitute our opinion.

(5)

The statements in the Registration Statement, under the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulations”, “Management”, “Related Party Transactions”, “Taxation” and “Legal Matters”, to the extent that they describe or summarize matters of PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

6.	This Opinion is subject to the following qualifications:

(1)

This Opinion relates only to the PRC Laws and we express no opinion as to laws and regulations of other jurisdictions. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)	We have not verified, and express no opinion on, the truthfulness, accuracy, completeness or fairness of all factual statements expressly made in the Documents.

(3)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(4)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

[Signature Page]

Yours faithfully,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm

SCHEDULE I

List of the PRC subsidiaries

No.	PRC Subsidiaries	Registered Capital	Paid-in Capital	Shareholder(s)
1.	Zhejiang Haowei Technology Co., Ltd. 浙江豪微科技有限公司	RMB10,000,000	0	Nano Labs HK Limited – 100.00%
2.	Zhejiang Weike Technology Co., Ltd. 浙江微恪科技有限公司	RMB10,000,000	0	Zhejiang Haowei Technology Co., Ltd. – 100.00%
3.	Zhejiang Nanomicro Technology Co., Ltd. 浙江毫微米科技有限公司	RMB10,000,000	RMB10,000,000	Zhejiang Haowei Technology Co., Ltd. – 100.00%
4.	Zhejiang NanoBlock Technology Co., Ltd. 浙江微片科技有限公司	RMB10,000,000	RMB300,000,000	Zhejiang Haowei Technology Co., Ltd. – 100.00%
5.	Xinjiang Ipollo Technology Co., Ltd. 新疆菠萝科技有限公司	RMB10,000,000	0	Zhejiang Haowei Technology Co., Ltd. – 100.00%
6.	Hainan Meta Meta Technology Co., Ltd. 海南麦塔麦塔科技有限公司	RMB10,000,000	0	Zhejiang Haowei Technology Co., Ltd. – 100.00%
7.	Shanghai Meta Meta Technology Co., Ltd. 上海麦塔麦塔科技有限公司	RMB10,000,000	0	Zhejiang Haowei Technology Co., Ltd. – 100.00%

8.	Shenzhen Metaverse Technology Co., Ltd. 深圳麦塔沃斯科技有限公司	RMB10,000,000	0	Zhejiang Haowei Technology Co., Ltd. – 100.00%
9.	Zhejiang Metaverse Technology Co., Ltd. 浙江麦塔沃斯科技有限公司	USD1,000,000	USD1,000,000	Ipollo HK Limited –100.00%
10.	Shenzhen Meta Meta Technology Co., Ltd. 深圳麦塔麦塔科技有限公司	RMB10,000,000	0	Zhejiang Metaverse Technology Co., Ltd. – 100.00%
11.	Zhejiang Ipollo Technology Co., Ltd. 浙江爱菠萝科技有限公司	RMB10,000,000	0	Zhejiang Metaverse Technology Co., Ltd. – 100.00%
12.	Haowei Technology (Shaoxing) Co., Ltd. 豪微科技（绍兴）有限公司	USD108,000,000	USD26,300,000	Nano Technology HK Limited – 100.00%
13.	Metasky (Shaoxing) Technology Co., Ltd. 麦塔斯基（绍兴）科技有限公司	RMB200,000,000	RMB100,000,000	Haowei Technology (Shaoxing) Co., Ltd. – 100.00%
14.	Meta Meta (Shaoxing) Technology Co., Ltd. 麦塔麦塔（绍兴）科技有限公司	RMB100,000,000	0	Haowei Technology (Shaoxing) Co., Ltd. – 100.00%
15.	Haowei Verse (Shaoxing) Technology Co., Ltd. 豪微沃斯（绍兴）科技有限公司	RMB90,000,000	RMB51,962,380	Haowei Technology (Shaoxing) Co., Ltd. – 80.00%
16.	Metaverse (Shaoxing) Technology Co., Ltd. 麦塔沃斯（绍兴）科技有限公司	RMB10,000,000	0	Haowei Technology (Shaoxing) Co., Ltd. – 100.00%

The English names of the PRC Subsidiaries have been translated from its official Chinese names.